As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-192632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RETAILMENOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	7389	26-0159761
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(512) 777-2970

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

G. Cotter Cunningham

Chief Executive Officer

301 Congress Avenue, Suite 700

Austin, Texas 78701

(512) 777-2970

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Samer M. Zabaneh Philip W. Russell DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, Texas 78701 (512) 457-7000	Louis J. Agnese, III General Counsel and Secretary RetailMeNot, Inc. 301 Congress Avenue, Suite 700 Austin, Texas 78701 (512) 777-2970	Paul R. Tobias Joseph M. Alcorta Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746 (512) 338-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (check one): ☐ Large accelerated filer, ☐ Accelerated filer, ☒ Non-accelerated filer (do not check if a smaller reporting company) or ☐ Smaller reporting company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Series 1 common stock, par value $0.001	7,207,207	$27.47	$197,981,976	$25,500.08(3)

(1)	Includes additional shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low sales price of a share of the Registrant’s Series 1 common stock as reported on the NASDAQ Global Select Market on December 6, 2013.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-192632) is being filed solely for the purposes of filing Exhibit 10.4.8.1 and adding such exhibit to the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the sale of Series 1 common stock being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

SEC registration fee	$25,760
FINRA filing fee	30,500
Blue sky fees and expenses	5,000
Transfer agent and registrar fees	10,000
Accounting fees and expenses	160,000
Legal fees and expenses	370,000
Printing and engraving costs	150,000
Miscellaneous expenses	70,000

Total	$821,260

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty;

•	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	Under section 174 of the Delaware General Corporation law regarding unlawful dividends and stock purchases; or

•	For any transaction for which the director derived an improper personal benefit.

•	As permitted by the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our amended and restated bylaws are not exclusive.

We have entered into indemnity agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in material claims for indemnification.

The indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws and the indemnity agreements entered into between us and each of our directors and officers may be sufficiently broad to permit indemnification of the our directors and officers for liabilities arising under the Securities Act.

Reference is also made to the underwriting agreement, which provides for the indemnification of our officers, directors and controlling persons against certain liabilities.

We also maintain directors’ and officers’ liability insurance which includes coverage for securities matters.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, RetailMeNot, Inc. has sold and issued the following unregistered securities:

1.	On December 17, 2010, we sold and issued an aggregate of 35,334 shares of our Series B-1 preferred stock to an accredited investor pursuant to the exercise of a right to purchase capital stock of the Company received in connection with our acquisition of certain assets of CSB Media Company. The shares were sold at a purchase price of approximately $3.54 per share for aggregate consideration of approximately $125,000.

2.	On May 20, 2011, we sold and issued an aggregate of 2,145,512 shares of our Series B-2 preferred stock to an accredited investor at a purchase price of $4.66 per share for aggregate consideration of approximately $10.0 million.

3.	On August 12, 2011, we sold and issued an aggregate of 3,861,916 shares of our Series B-2 preferred stock to 11 accredited investors pursuant to the exercise of outstanding warrants. The shares were sold at a purchase price of $4.66 per share for aggregate consideration of approximately $18.0 million.

4.	On August 17, 2011, we sold and issued an aggregate of 978,998 shares of our Series B-4 preferred stock to six individuals as partial consideration in connection with our acquisition of eConversions Limited at a price of $7.15 per share for aggregate consideration of approximately $7.0 million.

5.	On September 1, 2011, we sold and issued an aggregate of 17,482 shares of our Series B-4 preferred stock to an accredited investor at a purchase price of $7.15 per share for aggregate consideration of approximately $125,000.

6.	On October 28, 2011, we sold and issued an aggregate of 3,053,747 shares of our Series B-3 preferred stock to an accredited investor at a purchase price of $16.37 per share for aggregate consideration of approximately $50.0 million.

7.	On October 28, 2011, we sold and issued an aggregate of 6,107,494 shares of our Series BB-3 preferred stock to two accredited investors at a purchase price of $16.37 per share for aggregate consideration of approximately $100.0 million.

8.	On May 10, 2012, we sold and issued an aggregate of 182,425 shares of our Series B-5 preferred stock to two accredited investors as partial consideration in connection with our acquisition of Miwim at a price of $16.45 per share for aggregate consideration of approximately $3.0 million.

9.	On March 22, 2013, we sold and issued an aggregate of 457,796 shares of our Series 1 common stock to an accredited investor pursuant to the exercise of an outstanding warrant. The shares were sold at a purchase price of $0.004 per share for aggregate consideration of approximately $2,000.

10.	During the three-year period ending October 31, 2013, an aggregate of 556,367 unregistered shares of our Series 1 common stock were issued to employees, consultants and directors upon exercise of stock options under our 2007 Stock Plan, for an aggregate consideration of approximately $1.7 million.

11.	During the three-year period ending October 31, 2013, we have granted to employees, consultants and directors options to purchase 5,992,823 unregistered shares of our Series 1 common stock under our 2007 Stock Plan. The exercise price per share of these options ranged from $2.08 to $21.00.

No underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering, Regulation S of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

1.1	Form of Underwriting Agreement.	S-1/A	333-192632	1.1	December 9, 2013

2.1	Asset Purchase Agreement for the purchase of RetailMeNot.com, dated November 24, 2010.	DRS	377-00145	2.1	April 5, 2013

2.2	Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of eConversions Limited, dated August 15, 2011.	DRS	377-00145	2.2	April 5, 2013

3.1.1	Fifth Amended and Restated Certificate of Incorporation dated May 9, 2012.	DRS	377-00145	3.1.1	April 5, 2013

3.1.2	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated September 12, 2012.	DRS	377-00145	3.1.2	April 5, 2013

3.1.3	Second Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated March 8, 2013.	DRS	377-00145	3.1.3	April 5, 2013

3.1.4	Third Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated April 4, 2013.	DRS	377-00145	3.1.4	April 5, 2013

3.1.5	Fourth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated June 12, 2013.	S-1	333-189397	3.1.5	June 17, 2013

3.2	Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering.	S-1/A	333-189397	3.2	July 8, 2013

3.3	Bylaws of the Registrant, as currently in effect.	S-1/A	333-189397	3.4	July 8, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1.1	Third Amended and Restated Investors’ Rights Agreement dated October 28, 2011.	DRS	377-00145	4.1.1	April 5, 2013

4.1.2	Amendment to Third Amended and Restated Investors’ Rights Agreement dated May 10, 2012.	DRS	377-00145	4.1.2	April 5, 2013

4.1.3	Second Amendment to Third Amended and Restated Investors’ Rights Agreement and Waiver of Registration Rights dated December 6, 2013.	S-1/A	333-192632	4.1.3	December 9, 2013

4.2.1	Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 28, 2011.	DRS	377-00145	4.2.1	April 5, 2013

4.2.2	Amendment to Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated May 10, 2012.	DRS	377-00145	4.2.2	April 5, 2013

4.3.1	Third Amended and Restated Voting Agreement dated October 28, 2011.	DRS	377-00145	4.3.1	April 5, 2013

4.3.2	Amendment to Third Amended and Restated Voting Agreement dated May 10, 2012.	DRS	377-00145	4.3.2	April 5, 2013

4.3.3	Voting Agreement dated July 5, 2013.	S-1/A	333-189397	4.3.3	July 8, 2013

4.4	Warrant to Purchase Series 1 common stock issued to Escalate Capital Partners on November 24, 2010.	DRS	377-00145	4.4	April 5, 2013

4.5	Term Loan A Note dated November 24, 2010, payable to Comerica Bank in the original principal amount of $35,000,000.	DRS	377-00145	4.5	April 5, 2013

4.6	Term Loan A Note dated November 24, 2010, payable to Square 1 Bank in the original principal amount of $10,000,000.	DRS	377-00145	4.6	April 5, 2013

5.1	Opinion of DLA Piper LLP (US).	S-1/A	333-192632	5.1	December 9, 2013

10.1	Form of Indemnification Agreement for directors and officers.	DRS/A	377-00145	10.1	May 13, 2013

10.2.1	2007 Stock Plan and forms of agreement thereunder.	DRS/A	377-00145	10.2.1	May 13, 2013

10.2.2	First Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.2	April 5, 2013

10.2.3	Second Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.3	April 5, 2013

10.2.4	Third Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.4	April 5, 2013

10.2.5	Fourth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.5	April 5, 2013

10.2.6	Fifth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.6	April 5, 2013

10.2.7	Sixth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.7	April 5, 2013

10.3	Form of the Registrant’s 2012 Bonus Plan for Officers dated May 22, 2012.	DRS	377-00145	10.3	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.4.1	Term Loan Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, and the Registrant et al, dated November 24, 2010.	DRS	377-00145	10.4.1	April 5, 2013

10.4.2	First Amendment to Term Loan Agreement.	DRS	377-00145	10.4.2	April 5, 2013

10.4.3	Second Amendment to Term Loan Agreement.	DRS	377-00145	10.4.3	April 5, 2013

10.4.4	Third Amendment to Term Loan Agreement.	DRS	377-00145	10.4.4	April 5, 2013

10.4.5	Fourth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.5	April 5, 2013

10.4.6	Fifth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.6	April 5, 2013

10.4.7	Sixth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.7	April 5, 2013

10.4.8	Amended and Restated Revolving Credit and Term Loan Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, and the Registrant et al, dated July 1, 2013.	S-1/A	333-189397	10.4.8	July 18, 2013

10.4.8.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated December 11, 2013.

10.4.9	Security Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, the Registrant, Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, RNOT, LLC and WSM CV, LLC, dated July 1, 2013.	S-1/A	333-189397	10.4.9	July 18, 2013

10.5	Intellectual Property Security Agreement by and among the Registrant, Comerica Bank, Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC and RMN Acquisition Co., LLC, dated November 24, 2010.	DRS	377-00145	10.5	April 5, 2013

10.5.1	Intellectual Property Security Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, the Registrant, Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, RNOT, LLC and WSM CV, LLC, dated July 1, 2013.	S-1/A	333-189397	10.5.1	July 18, 2013

10.6.1	Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated May 24, 2011.	DRS	377-00145	10.6.1	April 5, 2013

10.6.2	Amendment No. 1 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated November 14, 2011.	DRS	377-00145	10.6.2	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.6.3	Amendment No. 2 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated November 9, 2012.	DRS	377-00145	10.6.3	April 5, 2013

10.6.4	Amendment No. 3 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated January 21, 2013.	S-1/A	333-189397	10.6.4	July 16, 2013

10.7.1	Counterpart Lease Agreement by and among Northburgh House Limited, eConversions Limited and RetailMeNot UK Ltd., dated June 24, 2011.	DRS	377-00145	10.7.1	April 5, 2013

10.7.2	Termination of Lease Agreement by and among Northburgh House Limited, eConversions Limited and RetailMeNot UK Ltd., dated February 1, 2013, and effective as of August 10, 2013.	DRS	377-00145	10.7.2	April 5, 2013

10.8.1	Underlease, dated 1/10/07, amongst Billingford Investments Limited, Braiseworth Investments Limited and Carlton Communications Limited, dated January 10, 2007.	DRS	377-00145	10.8.1	April 5, 2013

10.8.2	Agreement for the Assignment of the Underlease, between Carlton Communications Limited and the Registrant, dated March 11, 2013.	DRS	377-00145	10.8.2	April 5, 2013

10.9.1	Lease Agreement by and between MIWIMMO, Société Civile Immobilière (a real estate company) and MIWIM, Société à Responsabilité Limitée (a limited liability company), dated September 23, 2009.	DRS	377-00145	10.9.1	April 5, 2013

10.9.2	Amendment to Lease by and between MIWIMMO, Société Civile Immobilière (a real estate company) and MIWIM, Société à Responsabilité Limitée (a limited liability company), dated December 31, 2010.	DRS	377-00145	10.9.2	April 5, 2013

10.10	Employment Agreement between the Registrant and G. Cotter Cunningham, dated effective as of March 1, 2013.	DRS	377-00145	10.10	April 5, 2013

10.11	Employment Agreement between the Registrant and Kelli A. Beougher, dated effective as of March 1, 2013.	DRS	377-00145	10.11	April 5, 2013

10.12	Employment Agreement between the Registrant and Douglas C. Jeffries, dated effective as of March 1, 2013.	DRS	377-00145	10.12	April 5, 2013

10.13	Employment Agreement between the Registrant and Paul M. Rogers, dated effective as of March 1, 2013.	DRS	377-00145	10.13	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.14	Employment Agreement between the Registrant and Louis J. Agnese, III, dated effective as of March 1, 2013.	DRS	377-00145	10.14	April 5, 2013

10.14.1	Amendment to Employment Agreement between Registrant and Louis J. Agnese, III dated effective as of October 15, 2013.	S-1	333-192632	10.14.1	December 2, 2013

10.15	Employment Agreement between the Registrant and Jagjit S. Bath, dated effective as of March 1, 2013.	DRS	377-00145	10.15	April 5, 2013

10.16	Employment Agreement between the Registrant and Jillian L. Balis, dated effective as of March 1, 2013.	DRS	377-00145	10.16	April 5, 2013

10.17	Commission Junction Publisher Service Agreement dated November 16, 2010, as assigned to RNOT, LLC pursuant to the Assignment and Assumption Amendment dated November 24, 2010.	DRS	377-00145	10.17	April 5, 2013

10.18	LinkShare Corporation Publisher Membership Agreement, as assigned to the Registrant and RNOT, LLC pursuant to the Consent to Assignment of Agreement dated November 24, 2010.	DRS	377-00145	10.18	April 5, 2013

10.19.1	Google Affiliate Network Online Program Terms and Conditions.	DRS	377-00145	10.19.1	April 5, 2013

10.19.2	Google Affiliate Network Program Policies.	DRS	377-00145	10.19.2	April 5, 2013

10.19.3	Google AdSense Online Standard Terms and Conditions.	DRS	377-00145	10.19.3	April 5, 2013

10.20	2013 Equity Incentive Plan.	S-1/A	333-189397	10.20	July 8, 2013

10.21	2013 Employee Stock Purchase Plan.	S-1/A	333-189397	10.21	July 8, 2013

10.22	Board Offer Letter between the Registrant and Brian H. Sharples, dated as of July 11, 2011.	DRS/A	377-00145	10.22	May 13, 2013

10.23	Board Offer Letter between the Registrant and Greg J. Santora, dated as of April 24, 2013.	DRS/A	377-00145	10.23	May 13, 2013

10.24	Employment Agreement between the Registrant and Steven T. Pho, dated effective as of March 1, 2013.	S-1	333-192632	10.24	December 2, 2013

10.24.1	Amendment to Employment Agreement between Registrant and Steven T. Pho, dated effective as of October 15, 2013.	S-1	333-192632	10.24.1	December 2, 2013

21.1	List of Subsidiaries of the Registrant.	S-1/A	333-192632	21.1	December 9, 2013

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	S-1/A	333-192632	23.1	December 9, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

23.2	Consent of ShineWing Hall Chadwick, Independent Registered Public Accounting Firm.	S-1/A	333-192632	23.2	December 9, 2013

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	S-1/A	333-192632	23.3	December 9, 2013

24.1	Power of Attorney (see page II-10 of the original filing of this registration statement on Form S-1).	S-1/A	333-192632	24.1	December 2, 2013

101.INS*	XBRL Instance Document.	S-1/A	333-192632	101	December 9, 2013

101.SCH*	XBRL Taxonomy Extension Schema.	S-1/A	333-192632	101	December 9, 2013

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.LAB*	XBRL Taxonomy Extension Label Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.DEF*	XBRL Taxonomy Extension Definition Linkbase.	S-1/A	333-192632	101	December 9, 2013

*	XBRL(Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

Financial statement schedules have been omitted because the information required to be set forth therein is either inapplicable or is shown in our consolidated financial statements or notes thereto, other than with respect to the statement above related to dividend payments.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on December 11, 2013.

RETAILMENOT, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ G. Cotter Cunningham G. Cotter Cunningham	President, Chief Executive Officer (Principal Executive Officer) and Director	December 11, 2013

/s/ Douglas C. Jeffries Douglas C. Jeffries	Chief Financial Officer (Principal Financial Officer)	December 11, 2013

/s/ Thomas E. Aylor Thomas E. Aylor	Principal Accounting Officer	December 11, 2013

* C. Thomas Ball	Director	December 11, 2013

* Jeffrey M. Crowe	Director	December 11, 2013

* Karim B. Faris	Director	December 11, 2013

* Jules A. Maltz	Director	December 11, 2013

* Gokul Rajaram	Director	December 11, 2013

* Greg J. Santora	Director	December 11, 2013

* Brian H. Sharples	Director	December 11, 2013

*By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

1.1	Form of Underwriting Agreement.	S-1/A	333-192632	1.1	December 9, 2013

2.1	Asset Purchase Agreement for the purchase of RetailMeNot.com, dated November 24, 2010.	DRS	377-00145	2.1	April 5, 2013

2.2	Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of eConversions Limited, dated August 15, 2011.	DRS	377-00145	2.2	April 5, 2013

3.1.1	Fifth Amended and Restated Certificate of Incorporation dated May 9, 2012.	DRS	377-00145	3.1.1	April 5, 2013

3.1.2	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated September 12, 2012.	DRS	377-00145	3.1.2	April 5, 2013

3.1.3	Second Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated March 8, 2013.	DRS	377-00145	3.1.3	April 5, 2013

3.1.4	Third Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated April 4, 2013.	DRS	377-00145	3.1.4	April 5, 2013

3.1.5	Fourth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation, dated June 12, 2013.	S-1	333-189397	3.1.5	June 17, 2013

3.2	Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering.	S-1/A	333-189397	3.2	July 8, 2013

3.3	Bylaws of the Registrant, as currently in effect.	S-1/A	333-189397	3.4	July 8, 2013

4.1.1	Third Amended and Restated Investors’ Rights Agreement dated October 28, 2011.	DRS	377-00145	4.1.1	April 5, 2013

4.1.2	Amendment to Third Amended and Restated Investors’ Rights Agreement dated May 10, 2012.	DRS	377-00145	4.1.2	April 5, 2013

4.1.3	Second Amendment to Third Amended and Restated Investors’ Rights Agreement and Waiver of Registration Rights dated December 6, 2013.	S-1/A	333-192632	4.1.3	December 9, 2013

4.2.1	Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 28, 2011.	DRS	377-00145	4.2.1	April 5, 2013

4.2.2	Amendment to Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated May 10, 2012.	DRS	377-00145	4.2.2	April 5, 2013

4.3.1	Third Amended and Restated Voting Agreement dated October 28, 2011.	DRS	377-00145	4.3.1	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.3.2	Amendment to Third Amended and Restated Voting Agreement dated May 10, 2012.	DRS	377-00145	4.3.2	April 5, 2013

4.3.3	Voting Agreement dated July 5, 2013.	S-1/A	333-189397	4.3.3	July 8, 2013

4.4	Warrant to Purchase Series 1 common stock issued to Escalate Capital Partners on November 24, 2010.	DRS	377-00145	4.4	April 5, 2013

4.5	Term Loan A Note dated November 24, 2010, payable to Comerica Bank in the original principal amount of $35,000,000.	DRS	377-00145	4.5	April 5, 2013

4.6	Term Loan A Note dated November 24, 2010, payable to Square 1 Bank in the original principal amount of $10,000,000.	DRS	377-00145	4.6	April 5, 2013

5.1	Opinion of DLA Piper LLP (US).	S-1/A	333-192632	5.1	December 9, 2013

10.1	Form of Indemnification Agreement for directors and officers.	DRS/A	377-00145	10.1	May 13, 2013

10.2.1	2007 Stock Plan and forms of agreement thereunder.	DRS/A	377-00145	10.2.1	May 13, 2013

10.2.2	First Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.2	April 5, 2013

10.2.3	Second Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.3	April 5, 2013

10.2.4	Third Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.4	April 5, 2013

10.2.5	Fourth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.5	April 5, 2013

10.2.6	Fifth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.6	April 5, 2013

10.2.7	Sixth Amendment to the 2007 Stock Plan.	DRS	377-00145	10.2.7	April 5, 2013

10.3	Form of the Registrant’s 2012 Bonus Plan for Officers dated May 22, 2012.	DRS	377-00145	10.3	April 5, 2013

10.4.1	Term Loan Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, and the Registrant et al, dated November 24, 2010.	DRS	377-00145	10.4.1	April 5, 2013

10.4.2	First Amendment to Term Loan Agreement.	DRS	377-00145	10.4.2	April 5, 2013

10.4.3	Second Amendment to Term Loan Agreement.	DRS	377-00145	10.4.3	April 5, 2013

10.4.4	Third Amendment to Term Loan Agreement.	DRS	377-00145	10.4.4	April 5, 2013

10.4.5	Fourth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.5	April 5, 2013

10.4.6	Fifth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.6	April 5, 2013

10.4.7	Sixth Amendment to Term Loan Agreement.	DRS	377-00145	10.4.7	April 5, 2013

10.4.8	Amended and Restated Revolving Credit and Term Loan Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, and the Registrant et al, dated July 1, 2013.	S-1/A	333-189397	10.4.8	July 18, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.4.8.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated December 11, 2013.

10.4.9	Security Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, the Registrant, Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, RNOT, LLC and WSM CV, LLC, dated July 1, 2013.	S-1/A	333-189397	10.4.9	July 18, 2013

10.5	Intellectual Property Security Agreement by and among the Registrant, Comerica Bank, Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC and RMN Acquisition Co., LLC, dated November 24, 2010.	DRS	377-00145	10.5	April 5, 2013

10.5.1	Intellectual Property Security Agreement by and among Comerica Bank, as administrative agent for the lenders named therein, the Registrant, Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, RNOT, LLC and WSM CV, LLC, dated July 1, 2013.	S-1/A	333-189397	10.5.1	July 18, 2013

10.6.1	Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated May 24, 2011.	DRS	377-00145	10.6.1	April 5, 2013

10.6.2	Amendment No. 1 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated November 14, 2011.	DRS	377-00145	10.6.2	April 5, 2013

10.6.3	Amendment No. 2 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated November 9, 2012.	DRS	377-00145	10.6.3	April 5, 2013

10.6.4	Amendment No. 3 to Lease Agreement by and between the Registrant and NOP 301 Congress LP, dated January 21, 2013.	S-1/A	333-189397	10.6.4	July 16, 2013

10.7.1	Counterpart Lease Agreement by and among Northburgh House Limited, eConversions Limited and RetailMeNot UK Ltd., dated June 24, 2011.	DRS	377-00145	10.7.1	April 5, 2013

10.7.2	Termination of Lease Agreement by and among Northburgh House Limited, eConversions Limited and RetailMeNot UK Ltd., dated February 1, 2013, and effective as of August 10, 2013.	DRS	377-00145	10.7.2	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.8.1	Underlease, dated 1/10/07, amongst Billingford Investments Limited, Braiseworth Investments Limited and Carlton Communications Limited, dated January 10, 2007.	DRS	377-00145	10.8.1	April 5, 2013

10.8.2	Agreement for the Assignment of the Underlease, between Carlton Communications Limited and the Registrant, dated March 11, 2013.	DRS	377-00145	10.8.2	April 5, 2013

10.9.1	Lease Agreement by and between MIWIMMO, Société Civile Immobilière (a real estate company) and MIWIM, Société à Responsabilité Limitée (a limited liability company), dated September 23, 2009.	DRS	377-00145	10.9.1	April 5, 2013

10.9.2	Amendment to Lease by and between MIWIMMO, Société Civile Immobilière (a real estate company) and MIWIM, Société à Responsabilité Limitée (a limited liability company), dated December 31, 2010.	DRS	377-00145	10.9.2	April 5, 2013

10.10	Employment Agreement between the Registrant and G. Cotter Cunningham, dated effective as of March 1, 2013.	DRS	377-00145	10.10	April 5, 2013

10.11	Employment Agreement between the Registrant and Kelli A. Beougher, dated effective as of March 1, 2013.	DRS	377-00145	10.11	April 5, 2013

10.12	Employment Agreement between the Registrant and Douglas C. Jeffries, dated effective as of March 1, 2013.	DRS	377-00145	10.12	April 5, 2013

10.13	Employment Agreement between the Registrant and Paul M. Rogers, dated effective as of March 1, 2013.	DRS	377-00145	10.13	April 5, 2013

10.14	Employment Agreement between the Registrant and Louis J. Agnese, III, dated effective as of March 1, 2013.	DRS	377-00145	10.14	April 5, 2013

10.14.1	Amendment to Employment Agreement between Registrant and Louis J. Agnese, III dated effective as of October 15, 2013.	S-1	333-192632	10.14.1	December 2, 2013

10.15	Employment Agreement between the Registrant and Jagjit S. Bath, dated effective as of March 1, 2013.	DRS	377-00145	10.15	April 5, 2013

10.16	Employment Agreement between the Registrant and Jillian L. Balis, dated effective as of March 1, 2013.	DRS	377-00145	10.16	April 5, 2013

10.17	Commission Junction Publisher Service Agreement dated November 16, 2010, as assigned to RNOT, LLC pursuant to the Assignment and Assumption Amendment dated November 24, 2010.	DRS	377-00145	10.17	April 5, 2013

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

10.18	LinkShare Corporation Publisher Membership Agreement, as assigned to the Registrant and RNOT, LLC pursuant to the Consent to Assignment of Agreement dated November 24, 2010.	DRS	377-00145	10.18	April 5, 2013

10.19.1	Google Affiliate Network Online Program Terms and Conditions.	DRS	377-00145	10.19.1	April 5, 2013

10.19.2	Google Affiliate Network Program Policies.	DRS	377-00145	10.19.2	April 5, 2013

10.19.3	Google AdSense Online Standard Terms and Conditions.	DRS	377-00145	10.19.3	April 5, 2013

10.20	2013 Equity Incentive Plan.	S-1/A	333-189397	10.20	July 8, 2013

10.21	2013 Employee Stock Purchase Plan.	S-1/A	333-189397	10.21	July 8, 2013

10.22	Board Offer Letter between the Registrant and Brian H. Sharples, dated as of July 11, 2011.	DRS/A	377-00145	10.22	May 13, 2013

10.23	Board Offer Letter between the Registrant and Greg J. Santora, dated as of April 24, 2013.	DRS/A	377-00145	10.23	May 13, 2013

10.24	Employment Agreement between the Registrant and Steven T. Pho, dated effective as of March 1, 2013.	S-1	333-192632	10.24	December 2, 2013

10.24.1	Amendment to Employment Agreement between Registrant and Steven T. Pho, dated effective as of October 15, 2013.	S-1	333-192632	10.24.1	December 2, 2013

21.1	List of Subsidiaries of the Registrant.	S-1/A	333-192632	21.1	December 9, 2013

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	S-1/A	333-192632	23.1	December 9, 2013

23.2	Consent of ShineWing Hall Chadwick, Independent Registered Public Accounting Firm.	S-1/A	333-192632	23.2	December 9, 2013

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	S-1/A	333-192632	23.3	December 9, 2013

24.1	Power of Attorney (see page II-10 of the original filing of this registration statement on Form S-1).	S-1/A	333-192632	24.1	December 2, 2013

101.INS*	XBRL Instance Document.	S-1/A	333-192632	101	December 9, 2013

101.SCH*	XBRL Taxonomy Extension Schema.	S-1/A	333-192632	101	December 9, 2013

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.LAB*	XBRL Taxonomy Extension Label Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase.	S-1/A	333-192632	101	December 9, 2013

101.DEF*	XBRL Taxonomy Extension Definition Linkbase.	S-1/A	333-192632	101	December 9, 2013

*	XBRL(Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.